Exhibit 10.39(b)


                 II. NFP EDUCATIONAL SERVICE PROVIDER AGREEMENT

         AGREEMENT dated September 22, 1999 by and between WE MEDIA, INC., a Delaware corporation with principal offices at 130 WILLIAM ST., NEW YORK, NY 10038 ("WE MEDIA"), and Educational Video Conferencing Inc. a Delaware Corporation with principal offices AT EAST GRASSY SPRAIN RD, YONKERS, NY 10710 ("EVC").

                                   BACKGROUND

EVC has developed a system for delivering high quality distant learning programs and has formed key relationships with major educational institutions to deliver fully accredited college courses and degree programs along with continuing education, from institutions to students in remote locations. This delivery mechanism has proven to be a comprehensive system allowing for a complete educational experience controlled by the instructor during a live class or delivered asynchronously to students on demand.

We Media has undertaken a mission to provide enabling services to individuals who have been denied access and choice to the services they need, including the disabled, thier families and friends. In this undertaking, We Media is developing a fourth-generation on-line portal community that shall exist as the center of interaction for these individuals. This Internet community will act as a unifying and central location for its members to interact, learn, grow and meet one another.

In its Mission to develop a complete, all-inclusive community to provide enabling services to those in need, We Media is partnering with not-for-profit organizations. These partnerships will provide not-for-profit organizations access to technology and enabling services that has not been possible in the past.

Given the communication, technological and community capabilities of We Media and the educational and distance learning expertise of EVC, We Media and EVC hereby desire to enter upon this Agreement, to provide We Media's not-for-profit
(NFP) partners educational and distance learning services. Herein is defined the agreed upon provisions of this partnership.

1. DEFINITIONS.

Terms used in this Agreement which are capitalized shall have the definitions set forth below or elsewhere in this Agreement. References to Sections or Exhibits refer to Sections of, or Exhibits to, this Agreement.

1.1. "End-user" means a person serviced by a NFP, which We Media has under contract.

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1.2.      "Enrolled Student" means a person who is currently enrolled and has paid for one or more courses through EVC.

1.3. "EVC ServiceS" means the services provided by EVC as described and agreed to in the agreement in Appendix A

1.4. "Joint Marketing Agreement" means the agreement between EVC and We Media dated August 26 1999, signed Dr. John McGrath, President EVC, Cary Fields, President We Media, Jordan Serlin, CEO We Media and Alexander Spinelli, Executive Vice President We Media.

1.5. "NFP" means a not-for-profit organization servicing the disabled, their family or friends.

1.6. "PErcentage WE Media Revenue to EVC" means the percent of We Media's gross revenue (not including bad debt) received from NFP's for providing educational and distance learning services utilizing EVC as the technology provider.

1.7. "Percentage EVC Revenue to WE Media" means the percent of EVC's gross revenue (not including bad debt) received from enrolled students of distance learning courses offered from EVC acquired partners that require payment for the production and presentation of said course.

1.8. "User Data" means the demographic information, names and email addresses of the End-Users.

1.9. "WE Media Properties" means all Website pages, print publications, radio broadcast and television broadcasts produced by or branded as the property of We Media.

2.       COMMITMENTS

2.1. Promotion. We Media will present EVC as the "distance learning technology partner of the We Community" to all We Media NFP partners. We Media will encourage NFP partners to participate in current EVC course offerings.

2.2. Standard Enrollments. Any Enrolled Student that will be attributed, in writing, as arising from any We Media/NFP relationship, discussions or agreements will be counted as a We Media promotional enrollment as set forth in the provisions of the Joint Marketing Agreement.

2.3. Service and Business OPportunity Creation. We Media will work with NFP partners to develop new services and business opportunities based around EVC
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          distance learning services. These services may consist of NFP courses offered to NFP members, employees or constituents.

2.4. Relationship Management. We Media will manage all aspects of the relationships with NFP partners, any and all commitments with regard to EVC must be approved by the president of EVC.

2.5. Contract Management. We Media maintains the right to negotiate all aspects of all contracts with NFP partners. EVC will be consulted concerning any and all aspects of NFP contracts that involve EVC commitment or participation. All sections concerning EVC must be submitted to EVC for approval, with the understanding that such approval shall not be unreasonably denied.

2.6. Agreements. We Media and EVC may enter into agreements on a case by case basis specifying the details and special case provisions that each contract between We Media and a NFP requires. Still We Media and EVC will abide by the terms and provisions set forth in this Agreement unless otherwise stated in such case-by-case agreements.

2.7. Rights of First Refusal. We Media will grant EVC the Right of First Refusal to participate in any and all current or future NFP projects. If participation is refused by EVC, We Media may retain the services of any other distance learning technology provider. If EVC chooses to participate in a NFP project, all reasonable efforts must be made by both EVC and We Media to come to mutually agreeable terms for said NFP project. If all reasonable measures have been exhausted and EVC and We Media can not agree, We Media may retain the services of any other distance learning technology provider.In turn, EVC will grant We Media the Right of First Refusal to work with any NFP, organization, company or institution servicing the disabled community, their families and friends, that EVC is currently or will at some future time enter into an agreement with.

2.8. Charges to WFP. We Media has the right to negotiate with NFPs any and all fees to be paid to We Media by NFPs for the delivery of educational services provided to the NFP as part of We Media's NFP program offering. All fees with respect to the provision of distance learning services from EVC must be approved by EVC prior to the execution of any individual NFP agreement that includes provisions relating to the delivery of distance learning services by EVC. The negotiation of fees between We Media and NFPs excludes tuition of programs or courses provided by EVC from EVC acquired educational partners. EVC may choose to wave the right of final approval of fees to be paid by NFPs.

2.9.      Revenue Sharing.

2.9.1. Percentage EVC Revenue to We Media will be determined by following the provisions set forth in the Joint Marketing Agreement.

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2.9.2.         Referring  to programs  developed  specifically  for NFPs and not covered by the Joint Marketing Agreement, unless otherwise specified in forthcoming agreements specific to particular NFPs, the Percentage We Media Revenue to EVC will be set at a value of [*]%. Any deviation, in any direction from this value will mutually agreed upon by EVC and We Media.

2.10. Services. EVC will provide EVC Services and may provide other services to We Media NFP partners as set forth in each NFP specific agreement executed by We Media and EVC.

2.11. WE Media Efforts. We Media will initially dedicate at least 20% of its NFP strategic alliance program efforts to promoting the provisions as set forth in this Agreement. The amount of effort dedicated to this end will increase or decrease based upon evaluations of the success of the EVC/We Media initiative as defined in this Agreement, the first evaluation coming three months after the effective date of this agreement. The determination of success of the initiative will be based upon the level of positive responses and willingness to participate in distance learning programs shown by NFPs.

2.12. Additional Efforts. Given the nature of many NFP groups with whom We Media will be forming relationships, there may be special, additional and/or unique needs and/or requirements for the delivery of distance learning programs, EVC and We Media will therefore make all reasonable efforts to deliver distance learning courses in light of such possible and anticipated extenuating circumstances. EVC and We Media will utilize their other relationships and partnerships in an attempt to provide said services. This includes leveraging relationships with international organization, telecommunication industry relationships and any other relationships that may assist in the delivery of distance learning courses.

2.13. Sanctity of Partners. We Media and EVC agree that neither company may contact, approach or enter into an agreement with any NFP in accordance with this agreement that the other is currently pursuing, in discussions with or has an agreement with without express written consent from the other party.

4.        Payment; Reports

4.1. Payment; Reports. Payments and reports will comply with the provisions of each contract covering the service offerings.

4.2. Audit of Reports. Each party will maintain complete and accurate books and records sufficient to prepare accurate reports as required by
          Section 4.1. Each shall have the right to cause such books and records to be audited by an independent certified public accountant selected by the requesting party. Any

[*]  Confidential Portion
          such audit shall be performed on seven
          (7) days written notice, at the expense of the requesting party, during normal business hours, no more frequently than once in a twelve-month period, and in such a manner as to avoid unreasonable interference with normal business operations, provided, however, that if any such examination reveals an underpayment to the requesting party of more than five percent (5%) of the total payment due for any quarter, then the examined party shall pay the costs of such examination.

5.       OWNERSHIP OF INTELLECTUAL PROPERTY

5.1. Ownership. As between the parties, EVC shall retain all right, title and interest in and to the distance learning service and its hardware and software. EVC and We Media will jointly own any data that is collected as part of any distance learning program. EVC and We Media will jointly own, where feasible, and not in conflict with educational providers' policies and procedures, state and federal accreditation bodies and all applicable state and federal laws, any content, courseware or programs, either electronic or traditional created for any NFP. We Media will own any artwork, Website and any other content created by We Media. EVC will own any artwork, Website and any other content created by EVC.

5.2. Reservation of Rights. As between the parties, any rights to the We Media Properties and not expressly granted hereunder to EVC are reserved to We Media, and any rights to hardware, software or promotional materials belonging to EVC and not expressly granted hereunder to We Media are reserved to EVC.

6.   CONFIDENTIALITY.

     Each party shall be entitled to disclose the existence of this Agreement, but agrees that the financial terms of this Agreement shall be treated as confidential and shall not be disclosed to any other party; provided, however, that each party may disclose the financial terms of this Agreement
     (a) as required by a court or other governmental body, or as otherwise required by law, (b) in confidence, to its legal counsel, accountants, banks, and current and prospective financing sources and their advisors, or in connection with an actual or proposed merger or acquisition, or (c) in connection with the enforcement of its rights under this Agreement.

7. REPRESENTATIONS AND WARRANTIES.

         We Media and EVC each represent and warrant to the other party that:

         (a) such party is an entity duly organized, validly existing and in good standing in the jurisdiction of its formation;

         (b)      such party has full authority to enter into this Agreement, to
                  grant  the  rights   granted   herein,   and  to  perform  the
                  obligations assumed hereunder; and

         (c) this Agreement, when executed by both parties, represents such party's valid and binding obligation, enforceable against it in accordance with its terms, subject to certain general legal enforceability exceptions.

8. LIMITATION OF LIABILITY.

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9. TERM.

     The term of this Agreement shall commence on the Date of the Agreement and shall continue until the fifth anniversary of the effective date. the parties agree that commencing june 30 2000, and every june 30th there after, this Agreement shall automatically be extended for an additional period of one year, subject to the conditions herein after contained.

9.1. In the event that either party should desire not to automatically extend this Agreement, then and in that event, such party shall so notify the other in writing, by Certified Mail, Return Receipt Requested, no later than june 1st of any given year, after which the agreement will not be extended for an additional one year, but will only have the four years of the existing term remaining.

10.       GENERAL PROVISIONS.

10.1. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York and the United States (excluding the UN Convention on Contracts for the International Sale of Goods) without regard to conflict of laws principles. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

10.2. Arbitration. The parties agree that any disputes or disagreements rising hereunder or in connection herewith shall be settled by binding arbitration before the American Arbitration Association at their offices located in White Plains, NY, and that any judgment awarded thereunder may be entered in any court of appropriate jurisdiction, and will have full force and effect therein.

10.3. Assignment. Except as otherwise expressly provided in this Agreement, neither party may transfer or assign its rights or delegate its obligations hereunder (whether voluntarily or by operation of law) without the prior written consent of the other party, which consent shall not be withheld or delayed unreasonably, provided that each party shall have the right to transfer this Agreement, and assign all of its rights and delegate all of its obligations hereunder, to any affiliate, and to any successor by way of merger or consolidation or in connection with the sale or transfer of substantially all of its business and assets relating to this Agreement.

10.4. Notices. All notices under this Agreement shall be in writing and delivered personally or by facsimile, commercial overnight courier, or certified or registered mail, return receipt requested, to a party at its respective address set forth herein.

10.5. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges and supersedes all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party against whom it is to be enforced. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or permitted assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

10.6. Severability. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

10.7. Independent Contractors. The parties are independent contractors, and nothing in this Agreement shall be construed to create a joint venture or partnership.

10.8. Force Majeure. A party will not be deemed to have materially breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of an act of God, fire, natural disaster, accident, act of government, shortage of equipment, materials or supplies beyond the reasonable control of such party, or any other cause beyond the reasonable control of that party (a "force majeure event"); provided that the party whose performance is delayed or prevented promptly notifies the other party of the nature and duration of the force majeure event.

10.9. Compliance With Laws. Each party shall comply with all laws and regulations applicable to it.

In witness whereof, both parties have caused this Agreement to be executed as of the date written above.

We Media, Inc.

/s/ Alexander Spinelli
-------------------------------------------
Alexander Spinelli, Executive Vice President

/s/ Cary Fields
-------------------------------------------
Dr. Cary Fields, President

AND

Educational Video Conferencing, Inc.

/s/ Dr. John J. McGrath
-------------------------------------------
Dr. John McGrath, President

                      EDUCATIONAL VIDEO CONFERENCING INC.
                            DESCRIPTION OF SERVICES


Educational Video Conferencing, Inc. ("EVC") is the technological and education bridge that links content providers to users. EVC represents content providers, consisting of tier one, tow and three colleges and universities and professional development and training institutions, each of which may offer accredited courses, degrees (both undergraduate and graduate) programs, certificate programs, job skill training and other educational opportunities.

EVC also acts as the technology bridge for both students and educators. EVC's delivery models connect students in a variety of methods to receive courses either a live and interactive synchronous delivery method or an on-line asynchronous delivery method. As part of this business construct as a technology and content bridge, EVC works closely with distance learning educators in the use of technologically advanced teaching stations, effective program designs, delivery and re-creating the classroom experience as the final link that completes the service offered by EVC.

EVC will provide the following services and offerings as part of EVC's agreements with WE Media, Inc. ("We Media"). These services and offerings will be extended as long as they are both financially and reasonably feasible. If, at any time, EVC changes these offerings WE Media will be notified in writing prior to the effective date of the change. The offerings and services are broadly defined as follows:

          1. EVC will provide both the educational institution and receiving institution with video conferencing and distance learning hardware and software at no cost to We Media, Subject to EVC;s standard policies and procedures.

          2. EVC will provide students that sign up for 15 (3 credit) undergraduate courses or 8 (3 credit) graduates courses with a free video enabled computer and high speed Internet monthly charges, subject to EVC's standard policies and procedures

          3. EVC will instruct educational personnel, who will be moderating, managing, teaching or delivering a distance learning course over EVC systems, how to prepare, deliver and transfer educational courses through the EVC distance learning system.

          4. EVC will extend its other promotional offerings as part of its agreements with We Media, where reasonable.

IN WITNES WHEREOF, the parties have executed this Agreement as dated below.


September 7, 1999


We Media, Inc.                          Educational Video Conferencing,
                                        Inc.


/s/ Alexander Spinelli                  /s/ Dr. John J. McGrath
-------------------------               --------------------------------
Alexander Spinelli, EVP                 Dr. John McGrath